UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      March 31, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02    Results of Operations and Financial Condition.

    On March 31, 2015, AdCare Health Systems, Inc. (the “Company”) announced its results of operations for the quarter and full year ended December 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 2.02 of this Current Report, including Exhibits 99.1, are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in any such filings.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain non-GAAP financial measures. Specifically, the Company presents “Adjusted EBITDAR from continuing operations” and “Adjusted EBITDA from continuing operations.” The Company defines: (i) Adjusted EBITDAR from continuing operations as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, rent, and other non-routine adjustments; and (ii) Adjusted EBITDA from continuing operations as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, and other non-routine adjustments.

Adjusted EBITDAR from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations, as determined in accordance with GAAP. Adjusted EBITDAR from continuing operations and Adjusted EBITDA from continuing operations are used by the Company’s management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss or gain, certain acquisition related charges and other non-routine adjustments. The Company believes these non-GAAP financial measures are useful to investors in evaluating the Company’s performance, results of operations and financial position for the following reasons:

•	They are helpful in identifying trends in the Company’s day-to-day performance because the items excluded have little or no significance to the Company’s day-to-day operations;

•
They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	They provide data that assists management o determine whether or not adjustments to current spending decisions are needed.

The Company believes that the use of these non-GAAP financial measures provide a meaningful and consistent comparison of the Company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the Company’s day-to-day operations.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
The Board of Directors made the following changes to its corporate governance:

•	Appointed Bill McBride as Chairman of the Board, effective March 25, 2015. McBride will retain his position as Chief Executive Officer and will relinquish his position as President.

•	David Tenwick, the company’s former Chairman of the Board and founder, will continue as a Director.

•	Michael Fox will serve as the Lead Independent Director.

•	Effective April 1, 2015, Peter Hackett will resign as a Director after serving in this position since May 2005.

Effective April 1, 2015, Allan J. Rimland is joining the Company as President and Chief Financial Officer.

Item 7.01	Regulation FD Disclosure
On March 31, 2015, the Company issued a press release announcing the declaration by the Board of Directors of the Company (the "Board") of a dividend on the Company's Common Stock. Attached as Exhibit 99.2 is the press release relating to the dividend.
The information in this Current Report on Form 8-K under Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including, without limitation, Exhibit 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K, including, without limitation, Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events
On March 31, 2015, the Board declared a cash dividend of $0.05 per share of common stock, payable on April 30, 2015 to shareholders of record as of April 15, 2015.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

99.1    Press Release dated March 31, 2015 announcing fourth quarter and full-year 2014 results

99.2	Press Release dated March 31, 2015, announcing the declaration of a dividend on the Common Stock

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ William McBride III
William McBride III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated March 31, 2015 announcing fourth quarter and full-year
2014 results

99.2	Press Release dated March 31, 2015 announcing the declaration of a dividend on
Common Stock